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                                                                      Exhibit 21



                         SUBSIDIARIES OF ALKERMES, INC.


                                                                                         State or
                                                              Percentage                 Country of
Registrant                                                    Ownership                  Incorporation
----------                                                    ---------                  -------------

Alkermes Controlled Therapeutics, Inc.                        100                        Pennsylvania

Alkermes Controlled Therapeutics Inc. II                      100                        Pennsylvania

Alkermes Development Corporation II                           100                        Delaware

Advanced Inhalation Research, Inc.                            100                        Delaware

Alkermes Europe, Ltd.                                         100                        United Kingdom

Alkermes Investments, Inc.                                    100                        Delaware